UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2012

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On October, 2012, Kinder Morgan, Inc. (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Corporation, the selling stockholders listed on Schedule II to the Underwriting Agreement (the “Selling Stockholders”) and Barclays Capital Inc., as underwriter (the “Underwriter”), with respect to the sale by the Selling Stockholders of an aggregate of 69,296,921 shares of Class P common stock, par value $0.01 per share (the “Shares”).  The Shares sold pursuant to the Underwriting Agreement were registered under the Corporation’s registration statement on Form S-3 (File No. 333-179812), which became automatically effective on March 1, 2012. The closing of the sale of the Shares occurred on October 17, 2012.

The net proceeds to the Selling Stockholders from the sale of the Shares, after deducting the underwriting discounts, were approximately $2,349.2 million. Neither the Corporation nor the Corporation’s management sold any shares of common stock in the offering, and the Corporation did not receive any of the proceeds from the offering of the Shares by the Selling Stockholders.

The Underwriting Agreement includes customary representations, warranties and covenants by the Corporation and the Selling Stockholders. It also provides for customary indemnification by each of the Corporation, the Selling Stockholders and the Underwriter against certain liabilities arising out of or in connection with sale of the Shares and for customary contribution provisions in respect of those liabilities.

The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Corporation. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Corporation or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Corporation’s public disclosures.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1                               Underwriting Agreement, dated October 12, 2012, among Kinder Morgan, Inc., the Selling Stockholders named therein and the underwriter named therein.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: October 18, 2012	By:	/s/ Joseph Listengart
Joseph Listengart
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 12, 2012, among Kinder Morgan, Inc., the Selling Stockholders named therein and the underwriter named therein.